EXHIBIT 99.1

COLONIAL COMMERCIAL CORP. REPORTS FIRST QUARTER
FINANCIAL RESULTS

HAWTHORNE, New Jersey (May 13, 2009) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the first quarter ended March 31, 2009.

Sales decreased by 14.3%, or $2,603,704, to $15,617,424 for the quarter ended March 31, 2009 from $18,221,128 for the same period in 2008.  The decline reflects our industry-wide economic slowdown, as well as the decline in new residential construction and in residential and commercial renovations.

Gross profit decreased by 18.0%, or $962,407, to $4,393,179 for the quarter ended March 31, 2009 from $5,355,586 for the same period in 2008.  Gross profit expressed as a percentage of sales decreased by 1.3% to 28.1% in 2009 compared to 29.4% for the comparable period in 2008. The decline in gross profit and the decrease in gross margins expressed as a percentage of sales were primarily caused by decreasing sales, price reductions, lower earned volume rebates, and reduced cash discounts taken on purchases.

Net loss increased by $84,954 to $1,584,624 for the quarter ended March 31, 2009, compared to a net loss of $1,499,670 for the same period in 2008.  The increase in net loss is primarily the result of the above noted decrease in gross margins, partially offset by a $678,398 decrease in selling, general and administrative expense and a $229,393 decrease in interest expense.

William Pagano, Chief Executive Officer of the Company, said, “We continue to be negatively impacted by the general economic downturn, the significant decline in new construction, and continued decline in consumer spending. The seasonality of our business makes the first quarter our weakest quarter, and, hence, may not be a fair indication of our total year expectations. We continue to review and monitor our cost structure to increase our operating efficiency and have reduced our selling, general and administrative expense by approximately 10.3% in the first quarter of 2009 compared to the same period in 2008. Simultaneously, we have broadened our product offerings in the commercial HVAC market and high efficiency residential market.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. These contractor customers purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 20 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash	$545,910	$417,387
Accounts receivable, net of allowance for doubtful accounts of $443,460 in 2009 and $472,526 in 2008	7,915,880	8,802,631
Inventory	14,292,599	13,706,594
Prepaid expenses and other current assets	1,059,654	1,090,634
Deferred tax asset - current portion	170,000	170,000
Total current assets	23,984,043	24,187,246
Property and equipment	1,586,533	1,684,932
Goodwill	1,628,133	1,628,133
Other intangibles	320,400	329,485
Other assets - noncurrent	106,924	159,801
Deferred tax asset - noncurrent	830,000	830,000
	$28,456,033	$28,819,597
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$8,603,310	$7,019,742
Accrued liabilities	1,652,975	1,467,244
Income taxes payable	-	558
Borrowings under credit facility - revolving credit	12,671,987	13,163,864
Convertible notes payable, includes related party notes of $262,500 in 2009 and $62,500 in 2008	444,988	137,500
Notes payable - current portion; includes related party notes of $750,000 in 2009 and $30,000 in 2008	750,000	171,044
Total current liabilities	24,123,260	21,959,952
Convertible notes payable, includes related party notes of $0 in 2009 and $200,000 in 2008	-	200,000
Notes payable, excluding current portion; includes related party notes of $0 in 2009 and $750,000 in 2008	126,321	875,246
Total liabilities	24,249,581	23,035,198
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 447,891 shares issued and outstanding in 2009 and 2008, liquidation preference of $2,229,455 in 2009 and 2008	22,395	22,395
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in 2009 and 2008	232,747	232,747
Additional paid-in capital	10,804,211	10,797,534
Accumulated deficit	(6,852,901)	(5,268,277)
Total stockholders' equity	4,206,452	5,784,399
	$28,456,033	$28,819,597

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended
	March 31,
	2009	2008
Sales	$15,617,424	$18,221,128
Cost of sales	11,224,245	12,865,542
Gross profit	4,393,179	5,355,586

Selling, general and administrative expenses, net	5,878,606	6,557,004
Operating loss	(1,485,427)	(1,201,418)

Other income	54,627	84,785
Interest expense, net; includes related party interest of $14,188 in 2009 and $21,551 in 2008	(149,756)	(379,149)
Loss from operations before income tax	(1,580,556)	(1,495,782)

Income tax expense	4,068	3,888
Net loss	$(1,584,624)	$(1,499,670)

Loss per common share:
Basic and diluted	$(0.34)	$(0.32)

Weighted average shares outstanding:
Basic and diluted	4,654,953	4,637,530

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For The Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,584,624)	$(1,499,670)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	6,677	6,677
Provision for doubtful accounts	214,311	139,661
Depreciation	138,576	158,509
Net gain on disposal of property and equipment	(572)
Amortization of intangibles	9,084	8,650
Accretion of debt discount	-	14,423
Changes in operating assets and liabilities
Accounts receivable	672,440	1,449,499
Inventory	(586,005)	(98,160)
Prepaid expenses and other current assets	30,980	163,755
Other assets - noncurrent	52,877	19,183
Trade payables	1,583,568	1,074,080
Accrued liabilities	185,731	85,941
Income taxes payable	(558)	(2,576)
Net cash provided by operating activities	722,485	1,519,972

Cash flows from investing activities:
Additions to property and equipment	(23,017)	(141,091)
Proceeds from disposal of property and equipment	14,900	-
Net cash used in investing activities	(8,117)	(141,091)

Cash flows from financing activities:
Repayments of notes payable: includes related party repayments of $30,000 in 2009 and $0 in 2008	(93,968)	(45,270)
Repayments under credit facility - revolving credit, net	(491,877)	(1,327,810)
Net cash used in financing activities	(585,845)	(1,373,080)
Increase in cash	128,523	5,801
Cash - beginning of period	417,387	622,723
Cash - end of period	$545,910	$628,524